Mitek Appoints James Fay to Board of Directors
SAN DIEGO, CA, October 22, 2024 — Mitek Systems, Inc. (NASDAQ: MITK), a global leader in digital identity verification, mobile capture and fraud management, today announced the appointment of James (“J.D.”) Fay to its board of directors. Mr. Fay will also serve as a member of the board’s audit committee. Mr. Fay, who currently serves as Chief Financial Officer at Matterport, Inc. (NASDAQ: MTTR), brings over two decades of financial strategy and operational expertise to Mitek, having played a key role in scaling technology companies from early growth stages to IPO and acquisition.
“We are thrilled to welcome J.D. to our board and believe his extensive experience in financial strategy and guiding companies through growth and transformation will be critical as we continue to execute our long-term vision,” said Scott Carter, Chairman of Mitek Systems.
At Matterport, Mr. Fay has overseen the company’s financial operations since 2017, during which time the company has nearly quadrupled its revenues. He guided Matterport through its successful acquisition agreement with CoStar Group, representing a premium of over 200%, and his leadership in transitioning the company from a hardware to a recurring revenue SaaS model is expected to bring valuable insights to Mitek as the company focuses on scaling its recurring revenue streams and strengthening its market positioning. Mr. Fay has more than twenty years of experience as a globally focused senior executive, lawyer, and advisor for venture-backed and public technology companies, and he has structured and led IPOs on the NYSE and Nasdaq and managed strategic acquisitions across the U.S., Europe, and Asia.
Prior to Matterport, Mr. Fay served as Chief Financial Officer at View, managing financial, legal, HR, and operations matters while the company was privately held. He also served as Chief Financial Officer and General Counsel at NeoPhotonics (NYSE: NPTN; acquired by Lumentum Holdings) and Senior Vice President and General Counsel at @Road (NASDAQ: ATRD; acquired by Trimble), taking both companies public on the NYSE and Nasdaq, respectively. Mr. Fay holds a J.D. from Harvard Law School and previously worked as an attorney at Venture Law Group, advising public and private tech companies on IPOs, M&A, and corporate matters. His experience adds extensive corporate governance and legal expertise to the Mitek board.
“Mitek is at an exciting inflection point in its growth, and I am honored to join the board at this important period,” said Mr. Fay. “I look forward to leveraging my experience to help shape the company’s future and drive strategic initiatives that create significant value for both customers and shareholders.”
Mr. Fay’s appointment follows the recent announcement of Edward H. West as Mitek’s new CEO, further solidifying the company’s commitment to building a strong leadership team that will drive its next phase of growth.

Separately, Mitek announced that James C. Hale has notified the company that he will not stand for reelection at the company’s annual meeting of stockholders to be held in 2025. “We would like to thank Jim for his decade of service to Mitek. His leadership and insight have been instrumental in Mitek’s evolution. We wish him all the best in the future,” said Mr. Carter.
About Mitek
Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. Trusted by 99% of U.S. banks for mobile check deposits and 7,900 of the world’s largest organizations, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. (MITK-F)
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Mitek believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, the following: our ability to successfully manage leadership transition, execute on our strategy and drive profitability, and the risk factors we identify in our Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Mitek undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority.
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Investor contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com